EXHIBIT 99.1

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                BRANCH PURCHASE AND DEPOSIT ASSUMPTION AGREEMENT

                                 BY AND BETWEEN

                                SUN NATIONAL BANK

                                       AND

                              THE BANK OF NEW YORK


                                  JUNE 4, 1997




















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                BRANCH PURCHASE AND DEPOSIT ASSUMPTION AGREEMENT
                ------------------------------------------------


         THIS BRANCH PURCHASE AND DEPOSIT ASSUMPTION AGREEMENT ( the "Agreement" is entered into this 4th day of June, 1997 (the "Agreement Date"), by and between The Bank of New York, New York, New York (the "Seller"), a New York chartered commercial bank having its principal office at 48 Wall Street, New York, New York 10286, and Sun National Bank, a commercial banking institution, (the "Purchaser") having its principal office at 226 Landis Avenue, Vineland, New Jersey 08360.

         WHEREAS, the Seller wishes to sell the deposit liabilities, loans and fixed assets of the branch offices or transfer and assign the related building leases operated by it at 3900 Brigantine Boulevard, Brigantine, New Jersey ("Brigantine Office"); 10-16 South Arkansas Avenue, Atlantic City, New Jersey ("Atlantic City Office"); 805 Rhode Island Avenue, Somers Point, New Jersey ("Somers Point Office"); 599 New Road and Maple Avenue, Linwood, New Jersey, ("Linwood Office"); One Route 50, Weymouth, New Jersey ("Weymouth Office"); 501 Tilton Road, Northfield, New Jersey ("Northfield Office"); 1660 Olden Avenue, Ewing, New Jersey ("Ewing Office"); 226 South Broad Street, Trenton, New Jersey ("Trenton Office"); 411 Route 33, Hamilton Township, New Jersey ("Hamilton Office"); 2 Village Blvd., Princeton, New Jersey ("Plainsboro Office"); and 1185 Route 206, Montgomery Township, New Jersey ("Rocky Hill Office") (collectively "the Branches");

         WHEREAS, the Purchaser wishes to purchase the deposit liabilities, loans and fixed assets of the Branches, and Seller is willing to sell same on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing, of the mutual agreements, covenants, representations, warranties and conditions contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto have agreed and do agree as follows (the "Transaction"):


                                    ARTICLE I
                                    ---------

                TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

1.01     Effective Date
         --------------

         The closing of the Transaction contemplated hereby (the "Closing") shall occur as soon as practicable after the fifteenth calendar day following receipt of all approvals of regulatory authorities necessary for the Purchaser and Seller to consummate such Transaction at such place, time and date as may be mutually agreed to by the Parties (the "Effective Date" or the "Closing

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Date").  Determination  of  the  Effective  Date  shall  give  consideration  to timetables  associated with all conditions and duties of the Parties,  including
obtaining  all  necessary   governmental   approvals  and   certifications   and
coordination of the transfer of the electronic data processing files and systems.


1.02     Transfer of Assets and Liabilities
         ----------------------------------

         (a) The Seller agrees that, subject to the terms and conditions of this Agreement, for the "Purchase Price", as determined below, it will validly sell, assign, transfer, convey and deliver to the Purchaser, on the Effective Date, the following (collectively "Assets"), and Purchaser shall buy the Assets and pay the Purchase Price subject to adjustment for proration of taxes, utilities, insurances and other items as are customary in the transfer of owned and leased real property:

                  (1)      All of its rights, title and interest as follows:

                           (i)  As  Lessee,   under  certain  Lease   Agreements
                           pertaining to the Northfield, Hamilton, Plainsboro and Rocky Hill Offices, as specified at Exhibit 1.02(a)(1)(i), together with all leasehold improvements thereon, including any security deposits on such real estate leases net of deductions, if any, as specified at Exhibit 1.02(a)(2), (collectively, "Leased Branches").

                           (ii) As Fee Simple Owner of the real estate known as the Brigantine, Atlantic City, Somers Point, Linwood, Weymouth, Ewing, and Trenton Offices, as more particularly described on Exhibit 1.02(a)(1)(ii), and improvements related to such real estate, as specified at Exhibit 1.02(a)(2), (collectively, the "Purchased Branches")

                  (2) All of its rights, title and interest in and to all of the furniture, fixtures and equipment, including automated teller machines ("ATMs") used in the operation of the Branches (exclusive of branch merchadising systems, signage, supplies and forms of Seller, and the Olivetti branch automation equipment and telecommunication equipment) (collectively, the "FFE"), as set forth in Exhibit 1.02(a)(2) attached hereto; and

                  (3) All of its rights, title and interest to the safe deposit box business conducted at the Branches, exclusive of "Break-Opens" as hereinafter defined at
                  Section 1.13;


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                  (4) All petty cash, vault cash,  automated teller machine cash and drawer cash ("Branch Cash") maintained at the Branches as of the Effective Date, subject to audit verification conducted by a representative of each party as of the close of business on the Effective Date, and savings and checking deposit records and customer records relating thereto;

                  (5)      All  of  its   rights,   title   and   interest   in
the  Loans  as   referred   to  at Section 1.04;

         The Purchase Price shall mean the sum of: (1) the book value of the real property as recorded on the financial records of the Seller as of the Effective Date related to the Branches (the "Real Estate Purchase Price") as set forth on Exhibit 1.02(a)(2)); and (2) the book value, defined as cost less accumulated depreciation as of the Effective Date, for all furniture, fixtures and equipment described in Section 1.02(a)(2) (the "FFE Purchase Price"), subject to adjustments and pro-rations provided for hereinafter.

         (b) The Purchaser agrees that on and after the Effective Date, subject to the terms and conditions of this Agreement and as further consideration for the aforesaid transfer, conveyance and delivery of the Assets, to assume the following liabilities of the Seller related to the Branches (collectively, the "Liabilities"):

                  (1) Assumption of Deposits. On the Effective Date, Purchaser will assume the deposit liabilities related to the Branches ("Deposit Liabilities"). Deposit Liabilities is defined as the aggregate outstanding balance of all deposit and transaction accounts attributed on the records of the Seller to the Branches, plus accrued interest payable on such accounts as of the Effective Date as reflected on the records of the Seller. (A List of such Deposit Liabilities as of April 30, 1997, is attached hereto as Exhibit 1.02(b)(1)). Within five (5) business days of the Purchaser's receipt of all regulatory approvals and fulfillment of all financing requirements, Seller will deliver to Purchaser the detailed trial balances of the Deposit Liabilities and Loans as of the last day of the most recent month ending prior to the Effective Date. Such list of all Deposit Liabilities and Loans (hereinafter defined), to be furnished by the Seller to the Purchaser shall include information identifying the types of each such deposit or loan, the amount thereof, the interest rate(s) paid thereon, the name(s) and address(es) of each depositor or borrower as well as all other pertinent information regarding each depositor and his or her Deposit Liabilities or borrower and the respective Loans. Such list shall be delivered together with a duly executed certificate of an officer of the Seller to the effect that, to the best knowledge of such officer, the information is accurate. Such Exhibit shall be updated as of the Effective Date. Purchaser will assume, discharge and pay all Deposit Liabilities, including, without limitation, all savings, checking, transaction, negotiable order of

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                  withdrawal and   certificate     accounts    and    Individual
                  Retirement Arrangement ("IRA") accounts, together with accrued interest as of the Effective Date.

                  (2) Purchaser will assume and thereafter fully and timely perform and discharge, in accordance with its terms, all of the liabilities and obligations of the Seller arising on and after the Effective Date related to the real property, leases to the Leased Branches, personal property, furniture and fixtures, leased ATM facilities (located at the Weymouth Office), rented safe deposit boxes, exclusive of Break- Opens, overdraft lines of credit facilities ("Overdraft Lines") and any related contracts, service agreements and leases ("Obligations"), if any. A list of the third party service agreements are set forth on Exhibit 1.02(b)(2).

                  (3) Purchaser will assume all rights, title and interest of the Seller in and to the safe deposit box business conducted at the Branches as of the Effective Date, exclusive of Break-Opens. A list of such rented safe deposit boxes is attached as Exhibit 1.02(b)(3).

1.03     Payment
         -------

         (a) The amount to be paid by the Seller to the Purchaser in consideration of the assumption by the Purchaser of the Deposit Liabilities shall equal the outstanding balances and accrued interest on the Deposit Liabilities as of the close of business on the Effective Date and reduced by the sum of (i) the Premium Payment, (ii) the Purchase Price, net of adjustments,
(iii) the purchase price for the Loans to be assumed pursuant to Section 1.04; and (iv) the Branch Cash (the "Transfer Amount"). The payment formula referred to above is for the sole purpose of determining the amount to be paid and transferred by the Seller to the Purchaser hereunder and shall not constitute an allocation of the purchase price for any particular asset being transferred or liability being assumed.

         (b) Because certain components of the Transfer Amount will not be finally determinable until after the Effective Date, the Seller shall pay the Purchaser by wire transfer of immediately available funds by 2:00 p.m. on the Effective Date an amount equal to the outstanding balances and accrued interest on the Deposit Liabilities as of the close of business on the third business day preceding the Effective Date reduced by the sum of (i) the Premium Payment, (ii) the Purchase Price, net of adjustments, (iii) the purchase price for the Loans to be assumed pursuant to Section 1.04; and (iv) the Branch Cash (collectively, the "Preliminary Transfer Amount"). The Seller shall deliver to the Purchaser on the business day immediately preceding the Effective Date a preliminary settlement statement setting forth a calculation of the Preliminary Transfer Amount.

         (c) The Seller  shall  deliver to the  Purchaser  no later than fifteen
(15) business days after the Effective Date a final settlement statement setting forth a calculation of the Transfer Amount

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and the  difference  between the Transfer  Amount and the  Preliminary  Transfer
Amount. The difference between the Transfer Amount and the Preliminary Transfer Amount shall be paid by wire transfer of funds by the Seller to the Purchaser or by the Purchaser to the Seller, as applicable, no later than thirty (30) business days after the Effective Date. Any such amount shall accrue interest at the Federal Funds Rate in effect on the Effective Date from the Effective Date to the date of payment. Further, any errors on Deposit Liabilities or accrued interest thereon, or other amounts ("Mistakes-in-Fact") which are determined as of the date of the final settlement statement shall be reconciled as of such date and appropriate adjustments of payments shall be made to the Seller or the Purchaser, as appropriate, at such time. Notwithstanding the foregoing, or anything else herein to the contrary, any Mistakes-in-Fact which shall be determined by the Seller or the Purchaser thereafter related to the Transaction consummated under this Agreement shall nevertheless be reconciled by adjustment or payment to the Seller or the Purchaser, as appropriate, within 30 days of such determination, provided that any such Mistakes-in-Fact must be determined within one year after the Effective Date in order for a claim to be made with respect thereto.

         (d) If Seller accepts an item before the Effective Date, which item is returned as uncollectible, and no offset of funds is available to the Purchaser, then Seller shall be liable for such item in an amount equal to the portion not covered by offset. Adjustment to the Transfer Amount will be made as necessary to reflect Seller's liability.

1.04     Purchase of Loans
         -----------------

         (a) In addition to the purchase of assets and assumption of liabilities described above, the Purchaser shall purchase on the Effective Date certain loans of the Branches (the "Loans"). These Loans shall consist of Small Business Loans, Overdraft Lines with an outstanding loan balance ("Overdraft Loans") and Community Loans. Purchase of these Loans shall be subject to each loan being acceptable to the Purchaser in accordance with the Purchaser's underwriting standards. (A detailed list of such Community Loans as of March 31, 1997, is described at Exhibit 1.04(a)). Purchaser reserves the right within its sole discretion to reject any such Loans, provided notice of such rejection is given not less than fourteen (14) days prior to the Effective Date. Any Overdraft Loans that are more than 30 days past due as of the Effective Date may be unconditionally returned by the Purchaser to the Seller within 90 days of the Effective Date, and Seller shall refund Purchaser the purchase price of such Overdraft Loans. Except as noted herein, all Loans (including any and all guarantees, collateral, notes, or any other evidences of indebtedness or security instruments associated therewith) transferred to the Purchaser on the Effective Date pursuant to Section 1.04(a) shall be transferred without recourse and without any warranties or representations as to the collectibility of any such loans or the creditworthiness of any such obligors.


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         (b) The  purchase  price for each loan  purchased  in  accordance  with
Sections 1.04(a) shall be equal to the unpaid principal balance plus accrued and unpaid interest as of the Effective Date.

1.05     Payments of Premium
         -------------------

         (a) The Purchaser further agrees that on the Effective Date, subject to the terms and conditions of this Agreement, it also shall pay to the Seller a premium in the amount of (.0975) times the average of the Applicable Deposit Liabilities (defined hereinafter) calculated at the close of business during the 30-day period prior to and ending three business days prior to the Effective Date ("Premium Payment"); which Premium Payment shall be subject to adjustment as of 90 days following the Effective Date with respect to the Monitored Accounts detailed at Exhibit 1.05(c) as noted hereinafter ("Premium Payment Adjustment"). Seller shall continue the operations and business of the Branches as presently conducted and shall use reasonable commercial efforts to maintain the Deposit Liabilities and Loans at the levels as set forth on Exhibits 1.02(b) and 1.04(a).

         (b) The Applicable Deposit Liabilities shall be defined as Deposit Liabilities attributable to the Branches, including accrued interest as of the Effective Date, but excluding (i) retail certificates of deposit of $100,000 or more with maturities of one year or less as of the Effective Date ("Retail Jumbo Certificates of Deposit"), (ii) deposit accounts held by officers, directors or employees (or members of such officers, directors or employees immediate family) of the Seller other than those whose primary work location is at one of the Branches and who will be employed by the Purchaser on the first day following the Effective Date, (iii) certificates of deposit of $100,000 or more with maturities of one year or less held by local, county, municipal, state, federal or governmental authorities or agencies, (iv) any pledged deposits or accounts where such pledged deposits or accounts secure a Loan which is not being transferred; and (v) brokered deposits or deposits with negotiated rates identified at Exhibit 1.05(b) (collectively, constituting the "Excluded Deposits").

         (c) The Premium Payment Adjustment shall be calculated as of the date that is 90 days after the Effective Date ("Calculation Date"). The Premium Payment Adjustment shall provide a reimbursement to the Purchaser based upon the actual closing of a deposit account or any reduction in the balance of such deposit accounts identified at Exhibit 1.05(c) as of the date of the Agreement with such account closing or account balance reduction measured as of the Calculation Date, provided that such account holders have indicated to Seller and Purchaser in writing on or before the Effective Date that they intend to close such accounts within 90 days of the Effective Date (collectively, the "Monitored Accounts"). Upon the closing of any such Monitored Account on or before the Calculation Date, a Premium Payment Adjustment shall be made equal to the account balance for which such Premium Payment has previously been calculated, multiplied by (.0975). With respect to Monitored Accounts that remain open as of the Calculation Date and the average daily ending balance for the period from the Effective Date

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through  the  Calculation  Date is  less  than  the  account  balance  as of the
Effective Date, then such Premium Payment Adjustment shall be calculated on an account-by-account basis as the difference between (a) and (b); with (a) equalling the original Premium Payment calculated with respect to such account as of the Effective Date, and (b) the product of the average daily account ending balance calculated during the period commencing on the Effective Date and ending on the Calculation Date, multiplied by (.0975). Such Premium Payment Adjustment shall be paid by the Seller to the Purchaser in immediate available funds within 100 days of the Effective Date.


1.06     Obligation of the Seller on the Effective Date
         ----------------------------------------------

On the Effective Date, the Seller will:

         (a)      Deliver  to  the   Purchaser   the  Assets,   as  set  forth
in  Section   1.02,   as  shall  be capable of physical delivery;

         (b) Execute, acknowledge (if appropriate) and deliver to the Purchaser a bill of sale and all such deeds, endorsements, assignments or other instruments of conveyance, assignment and transfer as shall be reasonably necessary or advisable to consummate the sale and transfer to the Purchaser of the real property and other purchased assets;

         (c) Make available to the Purchaser cash or immediately available funds equal to the Preliminary Transfer Amount, as set forth in Section 1.03.

         (d) Assign, transfer and deliver to the Purchaser such of the following records pertaining to the Deposit Liabilities, Loans, safe deposit business and other business to be assumed by the Purchaser and any other records reasonably requested by the Purchaser that exist and are in the Seller's possession, and as are necessary to enable the Purchaser to service said deposit accounts and Loans on a continuing basis, including, signature cards, retirement account files, orders and contracts between the Seller and customers of accounts to be transferred hereunder; taxpayer identification number certifications and records relating thereto, provided, the Seller's Corporate Tax Department has authorized the release of such records, otherwise they will be delivered to the Purchaser, on a timely basis after the Effective Date; and Loan files and records.

         The Purchaser agrees that it will preserve and safely keep, for as long as may be required by applicable law, and in any event for a period of time of not less than seven (7) years, all of the signature cards, order, contracts, forms, taxpayer identification number certifications, and records herein above referred to for the joint benefit of itself and the Seller, and that it will permit the Seller and its representatives to inspect, and make extracts from or copies of, any such signature cards, orders, files, contracts, forms, taxpayer identification number certifications

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or records,  at any reasonable time, and at the expense of the Seller,  as shall be reasonably necessary to the Seller for purposes of its records. The Seller agrees that it will preserve and safely keep, for as long as may be required by applicable law, and in any event for a period of time of not less than seven (7) years, all of the files, books of accounts and records as exist and are in Seller's possession pertaining to the past history of the accounts transferred hereunder, including deposit slips, canceled checks or withdrawal orders, for the joint benefit of itself and the Purchaser, and that it will permit the Purchaser and its representatives to inspect, and make extracts from or copies of, any such files, books of accounts or records, at any reasonable time and at the expense of the Purchaser, as shall be reasonably necessary to the Purchaser for purposes of its records.

                  Further, both parties agree that to the extent that either party is requested by subpoena, court order or other enforceable legal instrument ("Legal Order") to produce business records in the possession of the other party, such party possessing such records shall assist in complying with such Legal Order and such party producing such information shall accept as full payment such reimbursements that are stipulated in the Legal Order. Records produced other than pursuant to a Legal Order will be provided and reimbursement shall be made to the producing party based upon the fee schedule of such producing party in effect at the time such records are produced.

         (e) On the Effective Date, Seller shall execute and deliver to Purchaser a Bargain and Sale Deed without Covenants, conveying fee simple title and interest in the real property related to the Transaction, free and clear of all liens and encumbrances, except encumbrances that do not affect the aggregate value of, or interfere with the past or future use or ability to convey the property subject thereto or affected thereby and liens for current taxes and special assessments not yet due and payable (collectively, the "Permitted Liens") and Permitted Exceptions (defined hereinafter) and insurable at regular rates by a title company licensed to do business in the State of New Jersey. Purchaser shall have the right within forty-five (45) days of this Agreement, to conduct a title search, make application for title insurance and make objections with regard to matters that may have a material impact on the Purchaser's intended use or the market value of the real property. Any matters not objected to or otherwise agreed upon by Purchaser shall be "Permitted Exceptions" (except for any matters arising after such forty-five (45) days of the date of the Agreement which shall be Permitted Exceptions if such matters or conditions are not objected to by Purchaser within 30 days of discovery or notice).

         (f) Within thirty (30) days of the date of this Agreement, Seller shall use reasonable efforts to furnish Purchaser with copies of prior title information and land survey information related to the real property associated with the Branches readily in its possession.

         (g) Seller shall at its expense furnish Purchaser with one (1) set of mailing labels (or in an acceptable electronic data format) addressed to each account holder of a Deposit Liability and borrower of a Loan as of forty-five
(45) days prior to the anticipated Effective Date

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provided,  the Seller has been notified by the Purchaser  that the Purchaser has
received  both  regulatory   approval  and  has  raised  sufficient  capital  to
consummate the Transaction and an additional one (1) set of mailing labels as of the Effective Date in order to facilitate the timely and efficient transition.

         (h) The Purchaser shall within 15 days of the date of the Agreement file an appropriate Notification of Sale, Transfer, or Assignment in Bulk for each of the Branches with the State of New Jersey Division of Taxation ("Division of Taxation"). The Seller shall provide such information to the Purchaser as may be necessary or desirable to allow such filing, and Seller will cooperate with the Division of Taxation in its determination of the sum to be placed in escrow by the Purchaser. Purchaser and Seller will comply with the Bulk Sales Act of the State of New Jersey, as applicable (the "Bulk Act").
Seller shall be liable for payment of all taxes due as a result of all transactions with respect to its business and the Branches subject to the Bulk Act occurring on or prior to the Effective Date, excluding the Transaction contemplated by this Agreement. The parties shall coordinate the filing of all notices and applications for the same not less than ten (10) days prior to the Effective Date. Seller shall cooperate with any filing requirements and notice provisions regarding the same. Purchaser shall establish any escrows determined to be necessary to be established as requested by the Division of Taxation to protect the interests of the Purchaser and the State of New Jersey for any unpaid tax liabilities. Such sums to be paid in escrow by Purchaser shall reduce the amount due to the Seller as of the Effective Date. The balance of such escrow funds shall be returned to the Seller following issuance of the tax clearance letter by the State of New Jersey.

         (i) Seller shall pay any state, county and local transfer taxes that are imposed upon the transfer of the real property of the Branches.

         (j) Seller shall permit Purchaser to train the Seller's Employees before the Effective Date with regard to Purchaser's operations, policies and procedures at Purchaser's sole cost and expense. This training may take place at the Branches at such times to be determined by the Seller.

         (k) Subject to the provisions of Section 5.10, Seller shall deliver to the Purchaser the validly executed lease assignments and estoppel certificates executed by the lessors related to each Leased Branch and an accounting of any security deposits as detailed at Section 8.02.

1.07     Safekeeping Items
         -----------------

         (a) The Seller agrees to transfer and deliver to the Purchaser all securities and papers, if any, held by the Seller in safekeeping for its customers at the Branches, together with all of the records relating thereto.


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         (b) The Purchaser  agrees to assume,  honor,  and  discharge,  from and after the Effective Date, the duties and obligations of the Seller with respect to such safekeeping items and shall be entitled to any right or benefit arising henceforth from such safekeeping business from and after the Effective Date.

1.08     Assumption Agreement
         --------------------

         To evidence the assumption by the Purchaser of the liabilities and obligations of the Seller assumed pursuant to this Agreement, the Purchaser will execute, acknowledge, and deliver to the Seller, on the Effective Date, an Instrument of Assumption of Certain Liabilities. Subject to Section 5.10, to evidence the assumption by Purchaser of the Leases related to the Leased Branches, as defined in Section 1.02(a)(1)(i), Purchaser shall execute, acknowledge and deliver to the Seller and landlord, on the Effective Date, an Assignment and Assumption Agreement and Landlord's Consent related to each Leased Branch and such other instrument of assumption as may be required by landlords of Seller in connection with or as a condition to landlord consents to assignment to the Purchaser of the real estate leases pertaining to the Leased Branches.

1.09     Certain Transitional Matters Following the Effective Date
         ---------------------------------------------------------

         (a) The Purchaser agrees to honor in accordance with law, up to the collected amount on deposit (and any other funds available by reason of any agreement between the depositor and the Purchaser), all properly drawn and presented checks, drafts, electronic debits and credits and withdrawal orders presented to the Purchaser by mail, over its counters, throughout the check clearing system, and Automated Clearing House ("ACH") of the banking industry, by depositors of the accounts assumed, whether drawn on the checks, withdrawal or draft forms provided by the Seller, or by the Purchaser, and all other respects to discharge, in the usual course of the banking business, the duties and obligations of the Seller with respect to the balances due and owing to the depositors whose accounts are assumed by the Purchaser. The Purchaser's obligation under this Section to honor checks, withdrawal, draft forms and electronic debits and credits provided by the Seller and carrying its imprint shall expire at the close of business on the 120th business day following the Effective Date or a date mutually agreeable to both parties.

         (b) If any of such depositors, instead of accepting the obligation of the Purchaser to pay the Deposit Liabilities assumed, shall demand payment from the Seller for all or any part of any such assumed Deposit Liabilities, the Seller shall not be liable or responsible for making such payment. Instead, the Seller may, at its discretion, assume custody of the check or other item presented for payment, including electronic items, on an account which has been transferred with the Branches, batch such items and send them to the Purchaser during the next banking day after receipt or promptly notify the Purchaser and make them available to the Purchaser at a New Jersey facility of the Seller prior to 10:30 a.m. of the next banking day after receipt. The Seller shall not, at any time, be liable or responsible for making payment on such items by reason of its obtaining custody of them for transmittal to the Purchaser.

         In order to reduce the continuing charges to the Seller which will result from check forms of the Seller being used after the Effective Date by the depositors whose accounts are assumed, the Purchaser agrees, at its cost and expense, on or immediately after (and in no event without the express written consent of the Seller, if prior to) the Effective Date, to notify depositors of the Purchaser's assumption of Deposit Liabilities and, at its sole cost and expense and without cost to depositors, to furnish each depositor of an assumed account with not less than fifty (50) checks on the forms of the Purchaser, with instructions to utilize the Purchaser's checks and to destroy unused checks of the Seller as of the Effective Date. Purchaser will send Seller a copy of notification letters forwarded to depositors by the Purchaser. The Seller hereby agrees that after the 120th business day following the Effective Date or a date mutually agreeable to both parties, it shall, with respect to the Branches, at its sole option, either: (1) return such check or other item with reference to the maker thereof; or (2) assume custody thereof, batch the same and send them to the Purchaser during the next banking day after receipt or promptly notify the Purchaser and make them available to the Purchaser at a New Jersey facility of the Seller prior to 10:30 a.m. of the next banking day after receipt.

         In order to reduce the continuing charges to the Seller relating to ACH transactions after the Effective Date, the Purchaser shall initiate notifications to customers after the Effective Date to authorize the updating of the ACH routing numbers. With respect to the Branches, the Seller may, at its sole option, return such ACH items to the maker thereof, after the 120th business day following the Effective Date or a date mutually agreeable to both parties.

         (c) The Purchaser agrees, no later than the start of the second business day after demand by the Seller, to pay the Seller an amount equivalent to the amount of any uncollected item included in a depositor's balance on the Effective Date which is returned after the Effective Date as not collected. The Purchaser shall be required to make such payment for an item only up to the amount on deposit with the Purchaser at the time the Seller makes the demand aforesaid.

         (d) The Purchaser shall timely forward to Seller any mail, facsimile or other correspondence, received at any of the Branches after the Effective Date, that is (i) addressed to Seller, or (ii) addressed to Purchaser but relating to an obligation of Seller that originated prior to the Effective Date.

         (e) Purchaser shall file all required information returns with the Internal Revenue Service with respect to interest paid on the Deposit Liabilities after the Effective Date, interest received on the Loans after the Effective Date, and any other information returns required with respect to the Assets and the Liabilities for the periods beginning after the Effective Date. Seller will file all required information returns with the Internal Revenue Service and any information returns required by state or local tax authorities with respect to interest paid on the Deposit Liabilities on or before the Effective Date, interest received on the Loans on or before the Effective Date, and any other information returns required with respect to the Assets and the Liabilities for periods ending on or before the Effective Date.

         (f)   Adjustments   after  the   Effective Date  shall  be  made  daily
as  may  be   required.   Such adjustments shall be by wire transfer.

1.10     Indemnification
         ---------------

         (a) The Seller shall indemnify, hold harmless and defend the Purchaser from and against all losses and liabilities, including reasonable legal fees and expenses, arising out of any breach by Seller of any representation or warranty or covenant made hereunder or in any certificate delivered hereunder or any actions, suits or proceedings commenced prior to the Effective Date (other than proceedings to prevent or limit the consummation of this Agreement) relating to operations at the Branches and obligations under the Lease Agreement, and the Seller shall indemnify, hold harmless and defend the Purchaser from and against all losses and liabilities (including reasonable legal fees) arising out of any actions, suits or proceeding commenced on or after the Effective Date but which relate to operations at the Branches prior to the Effective Date. The Purchaser will give the Seller written notice of a threatened or pending claim within thirty (30) calendar days (except in the case where the Purchaser's first notice is its receipt of the Complaint in which case such time for giving Notice shall be fifteen (15) calendar days of its learning about such threatened or pending claim), together with a statement of facts known to it regarding such threatened or pending claim. The Seller will then have forty-five (45) calendar days from the date it receives such notice to investigate the threatened or pending claim to determine whether it will elect to assume the defense of the matter involving such threatened or pending claim. If it does so elect, the Seller will be given the Purchaser's full cooperation and assistance in maintaining such defense. The Seller shall not be liable for any amounts in settlement of a claim or action as described above if such settlement is effected without the Seller's written consent, which consent shall not be unreasonably withheld. It is understood that the obligations of the Seller under this paragraph to indemnify Purchaser for any breach of any representation or warranty shall survive the Effective Date for a period of one year.

         (b) The Purchaser shall indemnify, hold harmless and defend the Seller from and against all claims, losses, liabilities, demands and obligations, including reasonable legal fees and expenses, real estate, sales and use, social security and unemployment taxes, all accounts payable and operating expenses including salaries, rents and utility charges, which the Seller may receive, suffer or incur in connection with any breach by Purchaser of any representation or warranty or covenant made hereunder or in any certificate delivered hereunder or operations and transactions occurring on or after the Effective Date, and which involve the Branches or the assets or leases transferred or liabilities assumed including the Obligations pursuant to this Agreement, except as otherwise specifically provided for in the Agreement. To the extent that any such item has been prepaid by the Seller for a period extending beyond the
Effective  Date,  (including  FDIC  deposit  insurance  as  provided  in Section
1.11(b)), there shall be a proportionate monetary adjustment with respect thereto in favor of the Seller. The Seller will give the Purchaser written notice of a threatened or pending claim within thirty (30) calendar days (except in the case where the Seller's first notice is its receipt of a Complaint, in which case such time for giving notice shall be fifteen (15) calendar days of its learning about such threatened or pending claim, together with a statement of facts known to it regarding such threatened or pending claim. The Purchaser will then have forty-five (45) calendar days from the date it receives such notice to investigate the threatened or pending claim to determine whether it will elect to assume the defense of the matter involving such threatened or pending claim. If it does so elect, the Purchaser will be given the Seller's full cooperation and assistance in maintaining such defense. It is understood that the obligations of the Purchaser under this paragraph to indemnify Seller for any breach of any representation or warranty shall survive the Effective Date for a period of one year.

1.11     Prorated Adjustment of Pre-paid Items and Expenses
         --------------------------------------------------

         (a) All payments, rents, utility payments, lease payments, liability and casualty insurance premiums, real and personal property taxes and similar expenses and charges relating to the Branches, the real property, furniture, fixtures and equipment, and the safe deposit business at the Branches, assumed by the Purchaser hereunder, shall be pro-rated between the parties as of the Effective Date. Notwithstanding the foregoing, any state, county and local transfer taxes that are imposed upon the transfer of the real property or improvements regarding the Branches shall be paid by the Seller.

         (b) FDIC assessments shall be prorated on the basis of total Deposit Liabilities transferred as of the close of business on the Effective Date times $.0001296 (or the assessment rate actually paid for such assessment quarter, if different), times the number of days between the Effective Date and the last day in the calendar quarter ending after the Effective Date, divided by 365.

1.12     Notice to Customers/Public Disclosures
         --------------------------------------

         As mutually agreed upon by the Parties, Purchaser and/or Seller shall notify holders of all accounts and Loans at the Branches prior to the Effective Date of the Transaction and its impact on such account holders or borrowers. Seller and Purchaser also shall prepare another notice to Seller's customers, to be mailed by Seller at Purchaser's request and expense, of Purchaser's impending acquisition of the Branches within ten business days following Seller's receipt of notice that Purchaser has obtained any and all required regulatory approvals for the transactions contemplated by this Agreement or such earlier date as Seller and Purchaser may mutually agree upon. After Seller mails this notice, Purchaser shall be permitted to provide to Seller material to be sent, at Purchaser's expense, to the depositors, borrowers and other customers of the Branches concerning the proposed acquisition and Purchaser's products. Each party's communication shall be subject to the approval of the other party, which approval shall not be unreasonably withheld.

1.13     Safe Deposit Boxes
         ------------------

         The Purchaser agrees to assume and to discharge, in the usual course of banking business, the duties and obligations of the Seller; from and after the Effective Date, with respect to the safe deposit box business at the Branches, excluding property in possession of Seller as a result of non-payment of rental fees or pursuant to a court order ("Break-Opens"), and to maintain all necessary facilities for the use of such boxes by the renters thereof during the period for which such persons have paid rent therefor in advance to the Seller, subject to the provisions of the rental agreements between it and the respective renters of such boxes. On the Effective Date, the Seller shall assign, transfer and deliver to the Purchaser all records pertaining to safe deposit operations at the Branches as they exist and are available, including relevant safe deposit contracts. Seller shall deliver to Purchaser not less than two sets of keys to each unrented safe deposit box as of the Effective Date.



                                   ARTICLE II
                                   ----------

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser as follows:

2.01     Corporate Organization and Powers
         ---------------------------------

         The Seller is a New York chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of New York. The Seller has the corporate power and authority to own its properties to effect this transaction and carry on its business as presently conducted. The Seller's deposits are, subject only to monetary limits established by law and regulation, insured by the FDIC, Bank Insurance Fund (BIF).

2.02     Leases; Title to Property; Encumbrances
         ---------------------------------------

         (a) The Seller has, and at the Effective Date will have insurable and fee simple title to the Purchased Branches, and a valid lease to the Leased Branches under which leases Seller is in good standing as a lessee, and marketable title to all leasehold improvements, furnishings, equipment and other assets to be transferred to the Purchaser pursuant to this Agreement, and in each case subject to no "Title Defect", which shall be defined as a mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge of any nature whatsoever, except Permitted Liens, Permitted Exceptions, and matters of record which do not interfere with the use of the properties as bank branches or which would interfere with or otherwise prevent the Purchaser from having ownership, possession, and occupancy of and quiet enjoyment of the real property and the other assets or ownership of the Deposit Liabilities to be transferred in accordance with this Agreement.

         (b) The Seller will deliver to the Purchaser complete and correct copies of the deeds to the Purchased Branches and the leases to the Leased Branches (the "Leases") as identified at Sections 1.02(a)(1)(i) and (ii) within ten business days of the date of the Agreement. The Leases are valid and enforceable and there does not exist with respect to the Seller's obligations thereunder, or to the knowledge of the Seller with respect to the obligation of any lessor thereunder, any material default thereunder and, to the knowledge of the Seller, there is no condemnation proceeding pending or threatened which would preclude or impair the use of the Branches as presently being used in the conduct of the business of the Seller, except as set forth at Exhibit 2.02(b).

         (c) The real estate, the leasehold improvements, the banking equipment, the fixtures and the furniture being sold are assets owned by the Seller and used by the Seller to conduct the business of the Branches as of the date hereof. The banking equipment comprising part of the assets being sold is in operating condition and repair, giving consideration to its age and use and subject to ordinary wear and tear.

         (d) No notice of any violation of zoning laws, building, fire and other regulating laws, statutes, ordinances and regulations relating to the Branches have been received by the Seller and are currently outstanding and uncured. With respect to the Branches, to its knowledge, the Seller is in compliance with all federal, state and local laws, rules and regulations relating to environmental protection and the Seller has not been notified that it is liable, potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of l980, as amended, or any similar state law. To its knowledge, no disposal, release or discharge of hazardous or toxic substances, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any of the facilities of the Branches. To the best of Seller's knowledge and belief there are no action, suits or regulatory investigations pending or threatened against the Seller relating to environmental protection matters. Seller represents that to the best of Seller's knowledge, there exist no underground storage tanks located on the premises, parking lots, drive-up facilities or sidewalk areas of the Leased Branches, Purchased Branches or other real property associated with the Transaction.

         (e) Seller represents to its best knowledge that there are no easements covering the leased property or real property associated with the Transaction except easements which exclusively benefit the property which is the subject of this Agreement and a temporary easement on the Atlantic City Branch which is scheduled to expire on June 6, 1997.

2.03     No Violation
         ------------

         Neither the execution and delivery of this Agreement, nor the consummation of this sale, will violate or conflict with: (1) the Certificate of Incorporation, Charter or Articles of Association (whichever is applicable) or Bylaws of the Seller; (2) any material provision of any material agreement or any other material restriction of any kind to which the Seller is a party or by which the Seller is bound under any material lease; or (3) any statute, law, decree, regulation or order of any governmental authority known to the Seller, once the governmental consents referred to in this Agreement are obtained; or will result in a material default under, or cause the acceleration of the maturity of, any material obligation or loan to which the Seller is a party.

2.04     Corporate Authority
         -------------------

         The execution and delivery of this Agreement, and the consummation of this Transaction, have been duly authorized by the appropriate officers of Seller and shall have been approved by the Board of Directors of the Seller not later than June 30, 1997. No further corporate authorization on the part of the Seller is necessary to consummate the Transaction.

2.05     Disclosure
         ----------

         No   representation  or  warranty  of  the  Seller  contained  in  this
Agreement, nor any schedule, exhibit or other document furnished or to be furnished by the Seller contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained therein not misleading.

2.06     Non-Solicitation of Business
         ----------------------------

         The Seller will not, for a period of not less than twenty-four (24) months subsequent to the Effective Date, directly compete for or solicit customers whose Deposit Liabilities or Loans have been transferred hereunder, except that the foregoing restriction shall not apply to any customer if any of such customer's deposits or loans were not transferred to Purchaser under this Agreement.

2.07     Restriction on New Branches
         ---------------------------

         The Seller shall not open an office or ATM facility within Atlantic and Mercer Counties and within a 5-mile radius of the present location of the Rocky Hill and Plainsboro branches for a period of not less than twenty-four months following the Effective Date. This restriction shall not preclude the Seller from acquiring or being acquired by, or merging with, another financial institution (or substantially all of the assets thereof) which may have branches within such market area.

2.09     Absence of Employment Agreements
         --------------------------------

         There exist no employment agreements, contracts, or disputes between Seller and Seller's existing employees at the Branches, related to wages, hours, terms of employment or employee benefits.

2.10     Exclusivity of Transaction
         --------------------------

         The officers, directors, employees, representatives and agents of Seller shall refrain from considering, soliciting, proposing to enter into or entering into any discussion or negotiations with other potential buyers of the Branches or substantially all of the assets, Loans or Deposit Liabilities of the Branches from the date hereof through the Effective Date unless this Agreement is terminated prior to the Effective Date in accordance with its terms.

2.11     No Litigation
         -------------

         There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before any court, public board or body pending, or to the knowledge of the Seller threatened, against the Seller; wherein an unfavorable decision, ruling or finding would materially and adversely affect the Transaction contemplated by this Agreement or adversely affect the validity or enforceability of this Agreement or any document necessary to consummate the Transactions contemplated herein or any approval, consent or permission required to be obtained by the Seller hereunder.

2.12     Regulatory Compliance
         ---------------------

         (a) The Deposit Liabilities and the Loans were opened, extended or made, and have been substantially maintained, in accordance with all applicable federal and state laws, regulations, rules and orders, and the Branches have been operated in substantial compliance with Seller's policies and procedures and all applicable federal and state laws, regulations, rules and orders.

         (b) The Deposit Liabilities are insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund to the extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Seller.

2.13     Ownership of Loans
         ------------------

         Seller has full power and authority to hold each Loan and has good title to the Loans free and clear of all liens and encumbrances other than Permitted Liens.

2.14     Brokers' Fees
         -------------

         The Seller has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fee in connection with the Transaction contemplated by this Agreement.

2.15     Regulatory Approvals
         --------------------

         The Seller is not aware of any condition that exists with respect to the business of the Seller that will likely result in the denial of the appropriate regulatory approvals necessary to consummate the Transaction.


                                   ARTICLE III
                                   -----------

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER


The Purchaser hereby represents and warrants to the Seller the following:

3.01     Corporate Organization and Powers
         ---------------------------------

         The Purchaser is a financial institution duly organized, validly existing and in good standing under the laws of the United States of America. The Purchaser has the corporate power and authority to own or lease its properties, to effect the transaction contemplated hereby and to carry on its business as presently being conducted. The Purchaser is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

3.02     No Violation
         ------------

         Neither  the  execution   and  delivery  of  this   Agreement  nor  the
consummation of this sale will violate or conflict with: (1) the Articles of Association or the Bylaws of the Purchaser; (2) any provision of any agreement or any other restriction of any kind to which the Purchaser is a party to or by which the Purchaser is bound; or (3) any statute, law, decree, regulation or order of any governmental authority known to the Purchaser, once the governmental consents referred to in this Agreement are obtained, or will result in a default under, or cause the acceleration of the maturity of, any obligation or loan to which the Purchaser is a party.

3.03     Corporate Authority
         -------------------

         The execution and delivery of this Agreement, the raising of sufficient capital to finance the Transaction, and the consummation of this sale have been duly authorized by the

Board of Directors of the Purchaser. No further corporate authorization on the part of the Purchaser is necessary to consummate the Transaction.

3.04     No Litigation
         -------------

         There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before any court, public board or body pending, or to the knowledge of the Purchaser threatened against the Purchase, wherein an unfavorable decision, ruling or finding would materially and adversely affect the transaction contemplated by the Agreement or adversely effect the validity or enforceability of this Agreement or any document necessary to consummate the transaction contemplated herein or any approval, consent or permission required to be obtained by the Purchaser hereunder.

3.05     Disclosure
         ----------

         Neither this Agreement nor any schedule, exhibit, certificate or other document furnished or to be furnished by the Purchaser on the Effective Date contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary in order to make the statements contained therein not misleading.

3.06     Brokers' Fees
         -------------

         The Purchaser has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fee in connection with the Transaction contemplated by this Agreement.

3.07     Regulatory Approvals
         --------------------

         The Purchaser is not aware of any condition that exists with respect to the business of the Purchaser that will likely result in the denial of the appropriate regulatory approvals necessary to consummate the Transaction, other than the requirement that Purchaser obtain the necessary financing to complete the Transaction.


                                   ARTICLE IV
                                   ----------

                 CONDUCT OF BUSINESS PENDING THE EFFECTIVE DATE


4.01     Conduct of Business
         -------------------

Pending the Effective Date, and except as otherwise consented to by the Purchaser

         (a) The Seller will carry on the business of the Branches diligently and substantially in the same manner as on the date hereof, and the Seller will not, with regard to the Branches, engage in any one or more activities or transactions which shall be outside of the ordinary course of the business of the Branches as conducted as of the date hereof, except for activities or transactions contemplated by this Agreement; Seller shall not transfer the Deposit Liabilities or Loans to other branches of the Seller without the prior notice to and consent by the Purchaser.

         (b) The Seller will keep the business operations as are presently conducted at the Branches. Seller shall maintain in effect the current staffing levels at the Branches from the date of the Agreement to the Effective Date, including the replacement hiring of personnel, if necessary, with the prior approval of the Purchaser, which approval shall not be unreasonably withheld or delayed. The Seller further agrees to use its best efforts to preserve for the Purchaser the goodwill of its customers and others having relations with the business normally conducted at the Branches, and to cooperate with and assist the Purchaser in assuring the orderly transition of such business from the Seller to the Purchaser. Nothing in this paragraph shall be construed as requiring the Seller to engage in any activities or efforts outside of the ordinary course of business as presently conducted. Notwithstanding the foregoing, Seller shall cooperate with the Purchaser in an effort to maintain the deposit relationships detailed at Exhibit 1.05(c).

         (c) Seller shall not increase the wages of any employee of the Branches other than in accordance with the salary budget guidelines presently in effect without the approval of a representative of Purchaser, which shall not be unreasonably withheld or delayed.

         (d) Seller shall not materially alter the products or services presently offered at the Branches or materially alter the pricing policy applicable to such products without prior notice to the Purchaser.

         (e) Seller shall maintain in effect through the Effective Date all property, liability, fire and casualty insurance in effect as of the date of the Agreement with regard to the Branches, including the structures, leasehold improvements and personal property.

         (f) Purchaser may establish and staff a customer representative help desk and information telephone line at each location commencing 15 days prior to the anticipated Effective Date to assist Branch customers.

         (g) Seller agrees to maintain the Branches and related property and assets in a manner conducive to normal operations from the date of the Agreement through the Effective Date.

         (h) Seller shall not enter into a lease renewal with respect to the Forrestal Office without the prior written consent of Purchaser. Seller shall permit Purchaser to participate in lease negotiations related to this Office.

                                    ARTICLE V
                                    ---------

          OBLIGATIONS OF THE PARTIES PRIOR TO AND AFTER EFFECTIVE DATE

5.01     Full Access
         -----------

         The Seller shall afford to the officers and authorized representatives of the Purchaser access to properties, books and records pertaining to the Branches in order that the Purchaser may have full opportunity to make such reasonable investigation upon reasonable written notice to Seller of the affairs of the Seller relating to the Branches and the officers of the Seller will furnish the Purchaser with such additional financial and operating data and other information as to its business and properties at the Branches as the Purchaser shall from time to time reasonably request and as shall be available, including, without limitation, information required for inclusion in all governmental applications necessary to effect the Transaction provided Seller need not employ any accountants or other professionals. Nothing in this Section
5.01 shall be deemed to require the Seller to breach any obligation of confidentiality. Purchaser shall hold, and shall cause its officers, directors, employees and any agents or representatives to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law (in which case Purchaser shall give Seller written notice of the intended disclosure promptly if possible so that Seller may seek a protective order or other appropriate remedy), all confidential documents and information concerning Seller or its business provided to Purchaser or agents pursuant to this Section.

5.02     Requirements of Regulatory Authorities
         --------------------------------------

         The Seller shall, as soon as is practicable after the Purchaser receives regulatory approval and raises sufficient capital to consummate the Transaction, notify the proper regulatory authorities of its intent to terminate operation of the Branches and thereafter shall comply with the normal and usual requirements imposed by such authority applicable to transfer the operations of the Branches.

5.03     Regulatory     Application     to    Effect    the    Purchase    of
         Assets    and     Assumption    of   Liabilities
         -----------------------------------------------------------------------

         The Purchaser shall prepare and file, with the assistance of the Seller as may be required, as soon as practicable, but not later than 30 days following the date of this Agreement, any applications or notices, as may be required by law or regulation, to the appropriate Federal and/or State regulatory authorities for approval to effect this Transaction, and the Parties hereto shall, if required by applicable statute or regulation, publish appropriate notice of the Transaction or related regulatory application. The Purchaser agrees to use its good faith best efforts to obtain such approval in a diligent manner and on a priority basis, and the Purchaser further agrees to prepare the application in a diligent manner and on a priority basis. Each party shall pay its own fees associated with its regulatory applications.

5.04     Further Assurance
         -----------------

         Both parties hereby agree to execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement, and the Seller agrees to execute and deliver such Bill of Sale, lease assignments, acknowledgements and other instruments of conveyance and transfer as, in the reasonable judgment of the Purchaser, shall be necessary and appropriate to vest in the Purchaser legal and equitable title to the Assets and Deposit Liabilities of the Seller being sold hereunder, free and clear of all liens and encumbrances other than Permitted Liens. The Purchaser shall be responsible for the costs of examining title, surveys, recording of documents, etc., related to conveyance of the real property with respect to the Transaction.

5.05     Right to Intervene
         ------------------

         In the event that any litigation is instituted against the Purchaser under or in connection with this Agreement, the Seller shall have the right in its sole discretion to intervene in such litigation and the Purchaser does hereby consent to such intervention.

5.06     Employee Related Matters
         ------------------------

         (a) Covered Employees. The Purchaser shall offer employment, effective immediately after the Effective Date for a period of not less than 12 months at work locations which are in the same geographic area and in job positions that are similar to that held as of the Effective Date to all full-time and part-time employees working in the Branches and the area community lending office who are listed at Exhibit 5.06(a) ("Bank Employees"). The Purchaser shall communicate offers of employment to Bank Employees as soon as practicable after the date hereof. All Bank Employees who commence employment with the Purchaser as of the Effective Date shall be referred to collectively as "Covered Employees".
Notwithstanding the foregoing, any Bank Employee who accepts the Purchaser's offer of employment and who is on disability, sick or such other paid or unpaid leave (other than vacation leave) on the Effective Date will be deemed to become a Covered Employee as of the date he or she returns to work and reports to the Purchaser to commence such employment following expiration of said leave, provided he or she returns to employment by the latter of six (6) months after the commencement of such leave or 30 days after the Effective Date. Prior to the date that such employee on leave reports to work with the Purchaser, such individual shall remain a Bank Employee. If such employee on leave fails to return from leave within the specified period, then such employee shall not be deemed an employee of Purchaser for any reason whatsoever. All Bank Employees shall cease employment with Seller at such time that they shall be deemed to be Covered Employees. The Purchaser shall employ such Covered Employees on the Effective Date at (i) in the case of salaried Bank Employees, base salaries at least equal to their existing base salaries, and (ii) in the case of hourly Bank Employees, their existing hourly rates. Salaries for salaried Bank Employees and compensation for full-time and part-time hourly employees shall not be adjusted by the Purchaser to reflect any increases or decreases in the number of hours in the scheduled workweeks of such persons becoming Covered Employees. The Purchaser shall employ such Covered Employees for a period of not less than one year from the Effective Date, except in the event of voluntary termination by the respective employee or termination for "cause" (as that term is applied pursuant to the Purchaser's personnel policies).

         (b)      Benefit Plans and other Policies - General.
                  -------------------------------------------

                  (i) As of the Effective Date, the Purchaser shall provide each Covered Employee with coverage under each benefit plan, program, policy (including that for vacation and sick days) and arrangement established, maintained or contributed to by Purchaser and which is provided to similarly situated employees of the Purchaser immediately prior to the date of execution of this Agreement ("Purchaser's Plan"). Coverage under Purchaser's Plan shall be subject to the same terms and conditions to which coverage of similarly situated employees of the Purchaser are subject, except that Purchaser shall waive any waiting periods and pre-existing conditions exclusions for the Covered Employees to the extent that such individuals were in fact enrolled in and covered under the Seller's plans as of the Effective Date with respect to such conditions. As of the Effective Date, the Purchaser shall provide credit for each Covered Employee's service with Seller (including periods of employment with any other employer which are taken into account under Seller's benefit plans) prior to the Effective Date for purposes of eligibility for, participation in, and vesting, if applicable, under Purchaser's Plans.

                  (ii) The Purchaser shall credit each Covered Employee for any eligible expenses (as defined under the Purchaser's welfare benefit plans) incurred in 1997 prior to the Effective Date by, and claims paid on behalf of, such Covered Employee and his or her covered dependents (if applicable) for purposes of satisfying the 1997 deductible provisions and the 1997 maximum annual out of pocket under the Purchaser's Plans which are welfare benefit plans. Seller will reimburse Purchaser for all out-of-pocket expenses incurred by Purchaser in satisfying such 1997 deductible provisions under Purchaser's Plans upon receipt by the Seller of an employee-by-employee accounting requesting such reimbursements; provided that no reimbursements shall be made by Seller to Purchaser with respect to any request for reimbursements received by Seller after June 30, 1998.

                  (iii) Seller shall retain all liability for all hospital, medical, life insurance, disability and other covered welfare benefit plan expenses and benefits for each Covered Employee with respect to claims incurred by such person or his or her covered dependents on or prior to the Effective Date. The Purchaser's Plans shall pay for all such claims incurred by each Covered Employee or his or her covered dependents after the Effective Date in accordance with the provisions of such Purchaser's Plans as may be amended from time to time. For this purpose, a claim is incurred when the medical or other service giving rise to the claim is performed, except that in the case of death, a claim is incurred on the date of death.

                  (iv) Seller  shall be  responsible  for all  legally  mandated continuation of health care coverage for Bank Employees and their covered dependents who have a loss of health care coverage due to a qualifying event with respect to periods on or prior to the Effective Date. The Purchaser shall be responsible for such coverage for Covered Employees and their dependents who have had a loss of health care coverage due to a qualifying event occurring after the date that such Bank Employees shall be deemed Covered Employees, except for coverage exclusions provided for in accordance with Section 5.06(b)(i) of the Agreement.

         (c) Defined Benefit Plan. The Purchaser represents that it does not maintain or contribute to any employee benefit plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No assets or liabilities with respect to Covered Employees or their beneficiaries shall be transferred as a result of this Agreement from the Retirement Plan of the Bank of New York Company, Inc. ("Seller's Retirement Plan") to any plan or arrangement established or maintained by the Purchaser for the benefit of such Covered Employees or their beneficiaries. After the Effective Date, no further benefit shall accrue under Seller's Retirement Plan with respect to Covered Employees. Benefits payable to Covered Employees under Seller's Retirement Plan shall be payable to such Covered Employees pursuant to the terms of, and at the time and in the amounts provided under, Seller's Retirement Plan based upon such Covered Employee's years of service with Seller (and any periods of service with any other employer which are otherwise taken into account under Seller's Retirement Plan for such Covered Employees) and compensation received from Seller through the Effective Date. The Purchaser shall not assume any liability or responsibility with respect to the Seller's Retirement Plan as a result of
(i) the Transaction, or (ii) the hiring of any Bank Employees as Covered Employees in accordance with the Agreement.

         (d)      Savings Plan.

                  (i)      All   Covered   Employees   who   are   participants
in   the   Employees'   Incentive Savings   Plan   of  The   Bank of  New   York
Company,   Inc.   ("Seller's   Savings   Plan")   shall   become fully vested in
their account balances as of the Effective Date.

                  (ii) Following the Effective Date, Purchaser shall advise Seller periodically of the separation from service of any Covered Employees to the extent that such information may be necessary for the Seller to administer the Seller's Savings Plan.

                  (iii) As of the Effective Date, the Purchaser shall permit all Covered Employees to be eligible to participate in the Sun National Bank 401(k) Plan, which is one of Purchaser's Plans which is a pension benefit plan within the meaning of Section 3(2) of ERISA and is intended to be qualified under
Section 401(a) of the Code ("Purchaser's Savings Plan").

         (e) Vacation. The Purchaser shall be responsible for vacation entitlement of Covered Employees after the Effective Date and shall take into account past service from each Covered Employee's date of hire with Seller. The Purchaser shall apply any vacation time taken by Covered Employees in calendar year 1997 with Seller against any 1997 vacation time entitlement. Seller will provide the Purchaser with a record of such vacation time taken by Covered Employees as of the Effective Date. For 1997, Covered Employees shall be entitled to take vacation leave after the Effective Date but prior to January 1, 1998 that they would have been eligible to utilize had they remained a Bank Employee, subject to prior scheduling of such leave with the Seller and approval by the Purchaser (which approval shall not be unreasonably withheld). Seller will reimburse Purchaser for all out-of-pocket expenses incurred by Purchaser in paying vacation pay to Covered Employees that utilize vacation leave after the Effective Date but prior to January 1, 1998, upon receipt by the Seller of an employee-by-employee accounting requesting such reimbursements; provided that no reimbursements shall be made by Seller to Purchaser with respect to any request for reimbursements received by Seller after January 31, 1998.

         (f) Seller shall pay to all Covered Employees of the Branches as of the Effective Date all wages earned and payable (excluding vacation pay entitlements to be honored by the Purchaser in accordance with Section 5.06(e)) through the Effective Date.

5.07     Customer Data
         -------------

         Seller shall provide Purchaser with such data processing computer disks or tapes encoded with information pertaining to deposit accounts of the Branches' customers as Purchaser shall request, or authorizations of Seller for Purchaser to access same from the service bureau maintaining such information as of the Effective Date. Each Party shall pay its own expenses associated with the data processing conversion of the customer records to be transferred. Seller shall provide Purchaser with reasonably available statistical data related to Branches prior to the Effective Date.

         Seller and Purchaser shall cooperate with each other and shall use their reasonable best efforts (consistent with their internal day-to-day operations) in order to cause the timely transfer of information concerning the Loans and the Deposit Liabilities which is maintained on Seller's data processing systems so that Purchaser can incorporate such information into Purchaser's data processing systems no later than the opening of business on the next calendar day following the Effective Date. The foregoing shall be subject to the restrictions of any applicable vendor or licensing agreements and the need to maintain the confidentiality of Seller's proprietary information.

5.08     Allocation of Purchase Price
         ----------------------------

         The purchase price paid and liabilities assumed by the Purchaser pursuant to this Agreement shall be allocated as agreed to by the Seller and the Purchaser in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended ("Code"). Purchaser shall prepare Form 8594 in a manner which reflects the allocation agreed to by Seller and Purchaser, and shall submit it to Seller for review within 30 days following the Effective Date. Seller and Purchaser shall each file the agreed upon Form 8594 when due. Neither Purchaser nor Seller shall file any tax returns that are inconsistent with such allocation.

5.09     Use of Seller's Name, Trademarks and Service Marks
         --------------------------------------------------

         Notwithstanding anything herein to the contrary, no interest in or right to use any logo, name, trademark or service mark presently or previously used by the Seller is being conveyed pursuant to this Agreement. The Purchaser agrees that on and after the Effective Date neither it nor any of its affiliates (including the transferred branches) will use the name "The Bank of New York" or "National Community Bank" or any derivative thereof, in connection with any business or activity engaged in by the Purchaser and its affiliates. Promptly after the Effective Date, the Purchaser shall commence the removal of the trade names, service marks, logos, insignia, slogans, emblems, symbols, designs, and other identifying characteristics from all premises, equipment, signs, interior decor items, fixtures and furnishings, and from all printed materials associated with the transferred branches and personal property acquired.

5.10     Leased Branches
         ---------------

         With respect to any Leased Branch which requires the consent of the landlord to the assignment of the branch lease as contemplated by this Agreement, if the Seller is unable to obtain the landlord's consent to such assignment and is unable to deliver to Purchaser an assignment of such branch lease, then if Seller is able to sublease the branch under the branch lease, Purchaser shall enter into a sublease with Seller which shall contain the terms of the related lease and which shall otherwise be in form and substance satisfactory to Purchaser and Seller, and if Seller is unable to sublease such branch because the landlord's consent to such subletting is required and cannot be obtained after the exercise of commercially reasonable efforts, Seller shall exercise commercially reasonable efforts to put Purchaser in the same position as if the landlord's consent to such assignment or sublease had been granted.


                                   ARTICLE VI
                                   ----------

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

         Each and every obligation of the Purchaser under the Agreement to be performed on or before the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following conditions:

6.01     Obligations Performed
         ---------------------

         (a) The representations and warranties made by the Seller in this Agreement shall be true in all material respects at and as of the Effective Date as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by the Purchaser.

         (b) The Seller shall have performed and complied with in all material respects all obligations and agreements required by this Agreement to be performed or complied with by it prior to or at the Effective Date.

         (c) From the date of this Agreement until the Effective Date, there shall have been no material adverse change, not cured, in the business or material conditions (financial or otherwise) of the Branches, except for any changes permitted by the terms, hereof, or consented to by the Purchaser.

         (d) On the Effective Date, no action, suit or proceeding shall be pending or threatened: (i) against the Seller which if adversely determined would materially and adversely affect the business, properties and assets of the Branches; or (ii) against either party which seeks to prohibit consummation of the Transaction.

         (e) The Seller shall have delivered to the Purchaser a certificate of a senior vice president, dated the Effective Date, certifying to the fulfillment of all the conditions contained at this Section 6.01.

         (f) The Purchaser shall have received a certification from a senior vice president for the Seller, dated the Effective Date, to the effect that (1) the Seller has been duly organized and is validly existing, (2) the Seller has duly authorized the execution and delivery of the Agreement and the performance by the Seller of each of its obligations hereunder, (3) this Agreement and the instruments delivered by the Seller pursuant hereto are valid, binding and enforceable against the Seller in accordance with their respective terms (subject only to applicable bankruptcy laws and principles of equity), (4) any consents, approvals, permissions or authorizations required to be obtained under any law, rule or regulation from any governmental body, agency or authority for the consummation by the Seller of its obligations hereunder and the transaction contemplated by the Seller herein have been obtained, and (5) such party is unaware of any action, suit, proceeding, inquiry, or investigation, at law or in equity, or before any court, public board or body, pending or threatened, against the Seller wherein and unfavorable decision, ruling or finding would materially and adversely affect the consummation, validity or enforceability of the transaction contemplated hereby.

         (g) From the date of this Agreement until the Effective Date, there shall have occurred no material damage to or destruction of the Branches or the leasehold improvements thereto which have not been restored, repaired or otherwise cured by the Effective Date.

                                   ARTICLE VII
                                   -----------

                       CONDITIONS TO SELLER'S OBLIGATIONS

         Each and every obligation of the Seller under this Agreement to be performed on or before the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following conditions:

7.01     Obligations Performed
         ---------------------

         (a) The representations and warranties made by the Purchaser in this Agreement shall be true in all material respects at and as of the Effective Date as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereto or consented to by the Seller.

         (b) The Purchaser shall have performed and complied with in all material respects all obligations and agreements required by the Agreement to be performed or complied with by it prior to or at the Effective Date.

         (c) On the Effective Date, no action, suit or proceeding shall be pending or threatened against either party which seeks to prohibit consummation of the Transaction.

         (d) The Purchaser shall have delivered to the Seller a certificate of its President, dated the Effective Date, certifying to the fulfillment of the conditions at Section 7.01.

         (e) The Seller shall have received a certification from the President for the Purchaser, dated the Effective Date, to the effect that (1) the Purchaser has been duly organized and is validly existing, (2) the Purchaser had duly authorized the execution and delivery of this Agreement and the performance by the Purchaser of each of their respective obligations hereunder, (3) this Agreement and the instruments delivered by the Purchaser pursuant hereto are valid, binding and enforceable against the Purchaser in accordance with their respective terms (subject only to applicable bankruptcy laws and principles of equity), (4) other than the approval of agencies regulating the Purchaser to buy the assets and assume the liabilities pursuant to this Agreement and to establish the Branches contemplated hereby, no other consents, approvals, permissions or authorizations are required to be obtained under the law, rule or regulation from any governmental body, agency or authority for the consummation by the Purchaser of its obligations hereunder and the transactions contemplated by the Purchaser herein, and the aforesaid approvals have been obtained and are in full force and effect, and (5) party is unaware of any action, suit, proceeding, inquiry, or investigation at law or in equity, or before any court, public board or body, pending or threatened, against the Purchaser wherein an unfavorable decision, ruling or finding would materially and adversely effect any such approval, consent or permission or the consummation, validity or enforceability or the transaction contemplated hereby.

         (f) The Purchaser has raised sufficient capital to finance the Transaction.



                                  ARTICLE VIII
                                  ------------

           CONDITIONS TO THE SELLER'S AND THE PURCHASER'S OBLIGATIONS

         Each and every obligation of the parties under this Agreement to be performed on or before the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following conditions:

8.01     Approval of Governmental Authorities
         ------------------------------------

         The approval by the appropriate regulatory authorities shall have been obtained; the consent of the appropriate regulatory authorities to the establishment and operation by the Purchaser of a bank branch at each of the present locations of the Branches shall have been obtained (except for Branch locations that may have been excluded from the Transaction by operation of Sections 8.02 or 8.03; and termination of branch operations conducted by the Seller at the Branches locations and the Seller's consummation of the Transaction shall not have been objected to by the appropriate regulatory authority.

8.02     Leased Branches
         ---------------

         The lessors under any real estate leases related to the Leased Branches to be assigned shall have consented to the Seller's assignment of such leases to the Purchaser on terms substantially similar to the existing terms between the Seller and the lessors, and the lessors shall execute such lease assignment and estoppel certificate, or Seller shall have entered into other arrangements as contemplated by Section 5.10 to the satisfaction of the Purchaser. Further, landlord shall furnish the Purchaser with a statement of the balance of any security deposits held under such lease as of the Effective Date, giving effect to all deductions that are deemed necessary by the landlord following an inspection of the property as of the Effective Date. Notwithstanding the foregoing, to the extent that Seller shall not deliver a lease assignment or similar instruments or shall be unable to provide other arrangements as contemplated by Section 5.10 to the satisfaction of the Purchaser, then Purchaser shall nevertheless assume the Deposit Liabilities and Overdraft Lines and shall acquire the Loans and Branch Cash associated with such Leased Branch and shall offer to hire such Bank Employees assigned to such Leased Branch (but without the obligation to employ such employees at the location of this branch facility that is not transferring), but shall not be obligated to acquire the FFE, or other related assets of such Leased Branch and the Purchase Price shall be reduced by the book value of such assets not acquired.

a.03     Due Diligence/Environmental Matters/Building Systems
         ----------------------------------------------------

         (a) Seller will make an application for a Letter of Non-applicability in compliance with the provisions of the Industrial Site Recovery Act ("ISRA") and shall furnish copies of said application to Purchaser. In the event Seller is unable to procure a Letter of Nonapplicability by the Effective Date, the Purchaser will have the option of postponing the Effective Date until the Seller receives the Letter of Nonapplicability or may consummate the Transaction without receiving the Letter of Nonapplicability.

         (b) Purchaser may, within thirty (30) days from the date of this Agreement, at its sole cost and expense, arrange for an engineering inspection and report with respect to the Leased Branches and the Purchased Branches and the building operating systems (including plumbing, electrical, HVAC, drive thru air transport system, roof, walls or foundations). Such inspection is to be conducted by an engineer that is duly licensed and in good standing and qualified to do business in the State of New Jersey. In the event the aforesaid inspection reveals the existence of defects in the the building or its systems, the Purchaser shall so notify Seller in writing, citing such deficiencies with specificity and providing Seller with a copy of the engineer's report. If Seller's good faith estimated cost of curing the specified deficiencies is less than $10,000 per branch location, Seller shall promptly cure such deficiencies or, at Seller's option, reduce the Purchase Price in an amount equal to a mutually agreed upon estimate of the cost of curing such deficiencies. If the total cost of repair is greater than $10,000.00 per branch location, Seller shall notify the Purchaser by written notice within 10 days of Purchaser's notice, of its election to (i) correct the condition, or (ii) leave the condition uncorrected. If Seller elects not to correct the condition, Purchaser must elect within 10 days of Seller's written notice to either (i) close this Transaction without the condition being corrected, accept possession of the branch premises in its then "As Is" condition and take a reduction in the Purchase Price equal to the reasonable cost of such repair, in an amount up to but not to exceed $10,000.00 per location, or (ii) exclude from this Agreement such branch office and FFE of this branch, and reduce the Purchase Price of the Transaction. Purchaser shall nevertheless assume the Deposit Liabilities and Overdraft Lines related to such excluded branch office, acquire the Loans and Branch Cash associated with such excluded branch office, and offer to hire the Bank Employees assigned to such excluded branch (but without the obligation to employ such employees at the location of the excluded branch office).

         (c) Purchaser shall have forty-five (45) days from the date of execution of this Agreement to cause an independent environmental consultant of its choice to inspect and audit the buildings, leasehold improvements and real property related to the Branches for the existence of any and all environmental conditions and any and all violations of environmental laws, as is commonly referred to as a Phase I environmental study (the "Environmental Audit"). The cost of such Environmental Audit shall be paid by the Purchaser, with a credit for 50% of such payments to the Purchaser at the Closing by the Seller, not to exceed a credit of $750 per Branch inspected. If such Environmental Audit discovers any environmental condition that the Purchaser reasonably finds unacceptable within its sole discretion ("Environmental Condition"), the Purchaser may deliver written notice of exclusion of the affected branch office ("Excluded Branch") on or before the day which is forty-five (45) days from the date of the Agreement, which notice shall identify such Environmental Condition. Seller shall have 45 days from the receipt of such notice of exclusion to undertake such actions as are necessary to the satisfaction of the Purchaser to cure such defects or conditions in which case such notice of exclusion shall be deemed withdrawn. Alternatively, if Seller does not agree in a writing satisfactory to the Purchaser within such 45 day time period to remedy such Environmental Condition to the satisfaction of the Purchaser, then the Purchaser shall have the right to proceed with the Transaction without the Excluded Branch facility being a part of the Transaction, in which case there shall be a reduction in the Purchase Price of the Transaction equal to the book value of the Excluded Branch and related FFE of the Excluded Branch. Purchaser shall nevertheless assume the Deposit
Liabilities and Overdraft Lines related to such Excluded Branch, acquire the Loans and Branch Cash associated with such Excluded Branch, and offer to hire the Bank Employees assigned to such Excluded Branch (but without the obligation to employ such employees at the location of the Excluded Branch). The Purchaser shall furnish the Seller with a copy of the results of such Environmental Audit within three (3) business days of receipt of such report. The result of such Environmental Audit shall not be disclosed to any third party without the prior written consent of the Parties.

         (d) No information or the contents of any environmental audits, nor the results of any investigation of the real estate conducted pursuant to this section, including, but not limited to, the contents of the report issued in connection therewith, shall be disclosed by Purchaser or its agents, consultants or employees to any third party without Seller's prior written approval, unless and until Purchaser is legally compelled to make such disclosure under applicable laws or until Purchaser completes its purchase of the Assets pursuant to this Agreement. Notwithstanding the foregoing, Purchaser may disclose such matters to its directors, executive officers, legal counsel and such employees who are reasonably required to receive such disclosure (such parties being referred to as "Purchaser" for purposes of this section), the specific identities of whom shall be supplied to Seller prior to any permitted disclosure to such party by Purchaser. If this Agreement is terminated for any reason, Purchaser shall immediately deliver and/or return to Seller any and all documents, plans and other items furnished to Purchaser pursuant to this Section.

                                   ARTICLE IX
                                   ----------

                                   TERMINATION


9.01     Methods of Termination
         ----------------------

This  Agreement may be terminated at any time,  but not later than the Effective
Date:

         (a)      By mutual agreement of the Purchaser and the Seller, or

         (b) By Purchaser or Seller in writing if the other shall have been in breach of any representation and warranty in any material respect, or in material breach of any covenant, undertaking or obligation contained herein, and such breach has not been cured within 30 calendar days after the giving of notice to the breaching party of such breach, provided that such party terminating the Agreement shall not otherwise be in breach of any representation and warranty in any material respect, or in material breach of any covenant, undertaking or obligation contained herein, or

         (c)      By  Purchaser  in  writing  if  the  conditions  set  forth in
Article VI of this Agreement shall not have been met by Seller or waived in writing by Purchaser, or

         (d) By the Seller in writing if the conditions set forth in Article VII of the Agreement shall not have been met by the Purchaser or waived in writing by the Seller, or

         (e) By Seller in writing at any time after any applicable regulatory authority has denied approval of any application filed by the Purchaser for approval of the Transaction contemplated herein, or

         (f) By Purchaser in writing at any time after any applicable regulatory authority has denied approval of any application filed by the Seller for approval of the Transaction contemplated herein, or

         (g) By the Seller or the Purchaser if the Effective Date has not occurred on or before December 15, 1997.

9.02     Procedure Upon Termination
         --------------------------

         In the event of termination pursuant to Section 9.01, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice, unless an extension is consented to by the party or parties having the right to terminate. If this Agreement is terminated as provided herein:

         (a) Each party will return all documents, work papers and other materials of the party relating to this transaction, whether so obtained before or after the execution hereof, to the party furnishing the same; and

         (b) All information received by either party hereto with respect to the business of the other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for business advantage by such party or disclosed by such party to third persons to the detriment of the party furnishing such information or if otherwise prohibited by state or federal law.

         (c) Nothing contained in this Article IX shall be deemed to excuse either party for a breach of any of its obligations or agreements undertaken or made in this Agreement.


                                    ARTICLE X
                                    ---------

                            MISCELLANEOUS PROVISIONS


10.01    Entire Agreement; Amendment and Modification
         --------------------------------------------

         The parties hereto expressly acknowledge, represent and agree that this agreement is fully integrated, sets forth, constitutes and contains all of the promises, agreements, conditions and understandings among the parties respecting the Transaction and supersedes all negotiations, conversations, discussions, correspondence, memoranda, agreements, and understandings, whether written or oral, among the parties or any of their affiliates concerning the Transaction. The parties hereto further acknowledge, represent and agree that no party nor any of its affiliates has made representations, promises or statements to induce any other party to enter into this Agreement and each party specifically disclaims reliance on any such representations, promises or statements and any rights arising therefrom.

10.02    Assignment
         ----------

         This Agreement and all provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assignments, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, prior to the Effective Date, by either of the parties hereto without the prior written consent of the other.

10.03    Counterparts
         ------------

         This  Agreement  may  be  executed   simultaneously   in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.04    Headings
         --------

         The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

10.05    Survival of Representations and Warranties
         ------------------------------------------

         The respective representations and warranties of the parties hereto contained herein shall survive for a period of one year after the Effective Date, unless stated otherwise herein.

10.06    Payment of Expenses
         -------------------

         Each party herein shall pay for its own expenses and costs in connection with the carrying out of this Agreement except as stated otherwise herein. Each Party shall pay its own applicable fees with respect to any regulatory application fee related to the Transaction.

10.07    Governing Law
         -------------

         This Agreement shall be governed by the laws of the State of New Jersey except to the extent that Federal law shall control.

10.08    Public Disclosure; Advertising
         ------------------------------

         Except as herein provided to the contrary or as required by law or otherwise herein agreed, neither Party shall make any public disclosure of any Transaction to be consummated hereunder prior to the Effective Date. Any press release, public notice or notice to local officials regarding this Agreement or the transactions contemplated herein to be made prior to the Effective Date shall be approved in writing by all Parties prior to its release; the approval of any party shall not be unreasonably withheld.

10.09    Failure to Raise Capital
         ------------------------

         In the event Purchaser fails to raise sufficient capital necessary to consummate the Transaction on or prior to December 15, 1997, and the Seller terminates this Agreement, the Purchaser will pay the Seller a fee of $100,000.00.

10.10    WAIVER OF JURY TRIAL
         --------------------

     SELLER AND PURCHASER EACH HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

10.11    No Third Party Beneficiaries
         ----------------------------

                  The parties intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than Seller and Purchaser.

10.12    Addresses for Notice, etc.
         --------------------------

         All notices, requests, demands and other communications provided for hereunder and under the related documents shall be in writing (including telegraphic communications) and mailed (by registered or certified mail) or telegraphed or delivered to the applicable party at the addresses indicated below:

If to the Seller:                       With a copy to:

           Paul S. Foster               Chief Legal Officer
           The Bank of New York         The Bank of New York
           Corporate Planning Dept.     One Wall Street
           48 Wall Street - 27th Floor  New York, New York 10286
           New York, New York  10286



If to the Purchaser:                    With a copy to:

          Sun National Bank             Richard Fisch, Esq.
          Attn: Ronald A. Seagraves     Malizia, Spidi, Sloane & Fisch, P.C.
          226 Landis Avenue             1301 K Street, NW
          Vineland, NJ 08360            Suite 700 East
                                        Washington, DC 20005

or, as to each party, at such address as shall be designated by such party in a written notice to each party complying as to delivery with the terms of this Section.

                 * END OF DOCUMENT - SIGNATURE PAGE TO FOLLOW *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and their corporate seals to be affixed as of the date written above.


ATTEST:                     THE BANK OF NEW YORK



/s/                                  BY:    /s/Robert C. Kuser, Jr.
---------------------                       ------------------------------------
                                               Senior Vice President

ATTEST:                     SUN NATIONAL BANK



/s/                                  BY:    /s/Philip W. Koebig, III
---------------------                       ------------------------------------
                                               Philip W. Koebig, III
                                               President and CEO